EXHIBIT 10.1

Consultant’s Fee Agreement

AGREEMENT (“Agreement”) made this 26th day of April, 2024 by and between Value Quest, Inc. ( a Maryland corporation) hereinafter referred to as the "Consultant", and Regen BioPharma, Inc.(a Nevada corporation), hereinafter referred to as the "Company”. Company and Consultant may be collectively referred to as “Parties” and individually referred to as “Party”.

WHEREAS the Company desires to engage the Consultant perform certain tasks relating to the development, marketing and promotion of the Company’s business through social media (“Social Media Consulting”).

WHEREAS, Consultant, upon mutual execution of this Agreement will provide Social Media Consulting services to the Company

NOW, THEREFORE, it is agreed as follows:

1. Term.

The respective duties and obligations of the contracting parties shall be for a period of one year commencing on April 26, 2024.

2. Duties of Consultant.

Consultant shall assist the Company in customizing and managing the following:

Facebook Page for the Company

Twitter Account for the Company

3. Compensation.

The Consultant shall receive a Consultant’s Fee consisting of ________ shares of the Series A Preferred stock of the Company (“Consultant’s Fee”)

Company shall not be liable to the Consultant for any payment or reimbursement other than the Consultant’s Fee.

4. Representations And Warranties Of Company.

a) Company is a corporation duly organized, validly existing and in good standing under the laws of the state its incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.

(b) The execution, delivery and performance of this Agreement by Company does not and shall not constitute Company’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Company is a party, or by which Company is or may be bound.

5. Representations And Warranties Of Consultant.

a) Consultant is a corporation duly organized, validly existing and in good standing under the laws of the state its incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.

(b) The execution, delivery and performance of this Agreement by Consultant does not and shall not constitute Consultant’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Consultant is a party, or by which Consultant is or may be bound.

6. Restricted Securities Acknowledgment

Consultant acknowledges that any securities issued pursuant to this Agreement that shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

7. Entire Agreement

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

8. Governing Law, Venue, Waiver Of Jury Trial

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 26th day of April, 2024.

By:

Company

/s/ David Koos
David Koos, CEO
Regen BioPharma, Inc.

Consultant

/s/ James Hibbert
Value Quest Inc.